SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report:  April 30, 1999

                          COLORADO GOLD & SILVER, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Colorado                   0-12139                 82-0379959
----------------              ------------             -------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)

                10200 W. 44th Avenue, #400, Wheat Ridge, CO 80033
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (813) 446-9898

Item 1.           Changes in Control of Registrant

                  None.


Item 2.           Acquisition or Disposition of Assets

                  None.

Item 3.           Bankruptcy or Receivership

                  None.

Item 4.           Changes in Registrants Certifying Accountant

                  None.

Item 5.           Other Events

         A. On November 28, 1998, the Company canceled a Plan and Agreement of Reorganization with Contract Power, Inc. for non-performance.

         B. The Company subsequently attempted to negotiate a Share Exchange Agreement with shareholders of Progressive Telecommunications Corporation (PTC), subject to receipt of shareholder consent by PTC shareholders and subject to several conditions including payment of a deposit and due diligence review. The contract was never finalized, and the conditions precedent could not be met and negotiations were terminated.

         C. New Business Focus. The Company has ceased all efforts within the mining and minerals industry. The Company has determined that it will seek an acquisition or merger within the Internet-related industry, and that it will make no further efforts within the mining or minerals industry. The Company has no expertise in Internet-related matters and has no capital at this time. The Company has no revenues whatsoever at this date.

         The Company will pursue the acquisition of development stage Internet-related companies and technologies. It is not anticipated that any of the companies acquired will have significant operating or financial histories and, in all likelihood, will be unprofitable with significant losses and negative shareholders equity. If technology is acquired, it most likely will be development stage with little or no revenue and no history of sales.

         The Company would intend to be an "incubator" of such Internet-related endeavors to take them into the stage of marketing and an attempt to generate revenue.

         At this time, management has no expertise in Internet-related technology or marketing Internet-related matters and will be in competition with numerous larger competitors for management and technical expertise.

         Shareholders may not be afforded a vote on the companies acquired or upon technologies acquired, and the Company does not intend to seek shareholder approval for acquisitions within such business areas, unless required to do so if it were ever to achieve an exchange listing.

         The Company has no funds or source of funds to accomplish such new business plan, and there is no assurance any funds will be available from any source, debt, or equity to facilitate even a portion of such business plan. The Company will ask shareholders to approve a change of name.

         D. Contemplated Reverse Split. The Company contemplates up to a one for 200 share reverse split to be effected through a Special Meeting of Shareholders. The Board of Directors has approved a resolution for the reverse split to be submitted to shareholders.

         E. The Company has settled, as of March 31, 1999, debts to officers of $1,560,922 for cash advances in consideration of $25,000 cash and a note for $75,000 payable over twelve months in quarterly installments without interest.

         F. The Company has issued additional shares of common stock (35,782,600 shares) for consideration of services rendered in the reorganization, settlement of debt, and preparation of the SEC reports to bring the Company current.

Item 6.           Resignation of Directors and Appointment of New Directors

         Two new directors have been appointed to the Board of Directors effective April 20, 1999. They are:

         Reginald Troy Green, age 45. Mr. Green has been co-owner and operator of Green's B&R Enterprises, a wholesale donut baker, since 1983. He has been an active investor in small capital public company since 1987. He is a director of Kimbell deCar Corporation since November 1998 and is a Director of Dynadapt System, Inc.

Robert E. Clautice, age 69, has been an independent consultant from 1992 to present in computer related matters. Mr. Clautice has a B.S. in Physics (1961) from the University of Maryland and has studied for and completed the requirements of a Master of Science from the University of Colorado and anticipates graduation in the next quarter. Mr. Clautice has substantial programming and data recording experience. Mr. Clautice has been an adjunct professor at Red Rocks Community College and Arapahoe Community College from

1994  to  present,   teaching  Computer  Science  and Programming classes.


Item 7.         Financial Statements, Pro Forma Financial Statements & Exhibits

         a.       None

         b.       Exhibits

                  None



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April _____, 1999                    Colorado Gold & Silver, Inc.


                                            /s/ M. Coke Reeves
                                            ----------------------------------
                                            President